UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 1, 2009

Date of Earliest Event Reported: June 25, 2009

ALLIS-CHALMERS ENERGY INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-02199	39-0126090
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5075 Westheimer, Suite 890 Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 369-0550

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 25, 2009, Allis-Chalmers Energy Inc. (the “Company”) and Lime Rock Partners V, L.P. (“Lime Rock”) entered into a First Amendment (the “First Amendment”) to their previously announced Investment Agreement, dated May 20, 2009 (the “Investment Agreement”). Pursuant to the First Amendment, among other things:

•
the condition that at least $100 million in aggregate principal amount of the Company’s 9.0% senior notes due 2014 and 8.5% senior notes due 2017 be validly tendered (and not withdrawn) pursuant to the Company’s concurrent tender offers at an average price not to exceed $650.00 per $1,000.00 of principal amount was modified such that at least $74 million in aggregate principal amount of the notes was required to be validly tendered;

•	the Company was permitted to use the proceeds of its sale of 7% Convertible Perpetual Preferred Stock (the “Preferred Stock”) to Lime Rock for general corporate purposes;

•
Lime Rock will be permitted to nominate four individuals to serve on the Company’s board of directors for so long as it owns 39% or more of the Company’s common stock (counting the preferred stock on an as converted basis).

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment, which is filed as Exhibit 4.1 hereto and incorporated herein by reference, and the Investment Agreement, which was filed as an exhibit to the Company’s Current Report on Form 8-K dated May 27, 2009.

Also on June 25, 2009, the Company closed its previously announced rights offering and sold 15,794,644 shares of its common stock, at a price of $2.50 per share, to existing stockholders of the Company who exercised their rights through the rights offering.

As previously announced, pursuant to the Investment Agreement, Lime Rock agreed to backstop the Company’s rights offering by purchasing from the Company, at the subscription price, shares of the Company’s common stock not purchased by the Company’s existing stockholders. Lime Rock also agreed to purchase shares of the Company’s newly issued Preferred Stock. On June 26, 2009, the Company closed these private placement transactions with Lime Rock, and sold 19,889,044 shares of common stock and 36,393 shares of Preferred Stock to Lime Rock.

In connection with the closing of these transactions, the Company entered into a Registration Rights Agreement, dated June 26, 2009, with Lime Rock (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company has agreed to provide certain customary registration rights to Lime Rock in connection with the shares of common stock it acquired through its backstop of the rights offering and upon conversion of the Preferred Stock. The Company is not required to register Lime Rock’s shares of common stock pursuant to the Registration Rights Agreement, however, until one year from the date of the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 4.2 hereto and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

As described in Item 1.01 above, on June 26, 2009, the Company closed its previously announced private placement transactions with Lime Rock, pursuant to which Lime Rock purchased 19,889,044 shares of the Company’s common stock at a price of $2.50 per share and 36,393 shares of the Company’s Preferred Stock at a price of $1,000 per share, yielding aggregate gross proceeds to the Company of $86,115,610. The Company intends to use the net proceeds to repay indebtedness outstanding under its bank credit facility and senior notes and for general corporate purposes. The terms of the Preferred Stock, which are convertible into shares of the Company’s common stock, are described in Item 1.01 of the Company’s Current Report on Form 8-K dated May 27, 2009, and such information is incorporated into this Item 3.02 by reference.

The offer and sale of the shares of common stock and Preferred Stock to Lime Rock were made in reliance on an exemption from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of June 26, 2009, and in connection with the closing of the private placement transactions described above, Messrs. Ali H. M. Afdhal, Munir Akram, John E. McConnaughy, Jr. and Leonard Toboroff resigned from the Company’s board of directors (the “Board”).

Effective June 26, 2009, and in connection with the closing of the private placement transactions described above, the Board appointed Messrs. Saad Bargach and John Reynolds to the Board to fill the vacancies created by the retirement of Messrs. Afdhal and McConnaughy. Mr. Bargach was also appointed to the Compensation Committee of the Board, Mr. Reynolds was also appointed to the Audit Committee of the Board, and both Messrs. Bargach and Reynolds were also appointed to the Board’s newly created Finance Committee. Messrs. Bargach and Reynolds were appointed to the Board and such committees of the Board pursuant to the terms of the Investment Agreement, as amended. There are no material relationships or transactions between the Company and either of Messrs. Bargach or Reynolds that would require disclosure pursuant to Rule 404(a) of Regulation S-K.

In addition, in connection with that certain Stock Purchase Agreement dated as of April 27, 2006, by and among the Company, Bridas International Holdings Ltd., a British Virgin Islands international business company (“BIH”), Bridas Central Company Ltd., a British Virgin Islands international business company (“BCC”), and Associated Petroleum Investors Limited, a British Virgin Islands international business company (“API” and together with BIH and BCC, the “Investors”), the Company entered into an Investors Rights Agreement with the Investors (the “Investors Rights Agreement”), whereby the Investors have the right to designate two nominees for election to the Board. Effective June 25, 2009, the Investors designated Giovanni Dell’ Orto as a nominee to serve as a member of the Board and to fill the vacancy created by the previous resignation of Carlos A. Bulgheroni. In accordance with the provisions of the Investors Rights Agreement, the Board appointed Giovanni Dell’ Orto to the Board upon receipt of the nomination. Mr. Dell’ Orto is employed as a consultant with the Company’s subsidiary, DLS Drilling, Logistics and Services Corporation and receives an annual consulting fee of $221,000 per year.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In anticipation of the closing of the private placement transactions with Lime Rock, on June 25, 2009, the Company filed with the Delaware Secretary of State a Certificate of Designations of 7% Convertible Perpetual Preferred Stock which set forth the terms of the Preferred Stock. The terms of the Preferred Stock are described in Item 1.01 of the Company’s Current Report on Form 8-K dated May 27, 2009, and such information is incorporated into this Item 5.03 by reference.

Item 8.01. Other Events.

As described above, the Company closed its previously announced rights offering on June 25, 2009. A copy of the press release announcing the closing of the rights offering is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

As described above, on June 26, 2009, the Company closed its previously announced private placement transactions with Lime Rock. A copy of the press release announcing the closing of the transactions with Lime Rock is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

On June 29, 2009, the Company closed its previously announced tender offers for its senior notes. A copy of the press release announcing the closing of the tender offers is filed as Exhibit 99.3 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
3.1	Certificate of Designations of 7% Convertible Perpetual Preferred Stock.
4.1	First Amendment to Investment Agreement, dated June 25, 2006, between Allis-Chalmers Energy Inc. and Lime Rock Partners V, L.P.
4.2	Registration Rights Agreement, dated June 26, 2009, between Allis-Chalmers Energy Inc. and Lime Rock Partners V, L.P.
99.1	Press Release, dated June 25, 2009.
99.2	Press Release, dated June 26, 2009.
99.3	Press Release, dated June 29, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIS-CHALMERS ENERGY INC.

By:          /s/ Theodore F. Pound III
Name:    Theodore F. Pound III
Title:      General Counsel and Secretary

Dated: July 1, 2009

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Designations of 7% Convertible Perpetual Preferred Stock.
4.1	First Amendment to Investment Agreement, dated June 25, 2006, between Allis-Chalmers Energy Inc. and Lime Rock Partners V, L.P.
4.2	Registration Rights Agreement, dated June 26, 2009, between Allis-Chalmers Energy Inc. and Lime Rock Partners V, L.P.
99.1	Press Release, dated June 25, 2009.
99.2	Press Release, dated June 26, 2009.
99.3	Press Release, dated June 29, 2009.